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                                                                   EXHIBIT 21.02

     SUBSIDIARIES OF VERITAS SOFTWARE CORPORATION, A CALIFORNIA CORPORATION

1. VERITAS Software India Pvt. Ltd.

2. VERITAS Japan K.K.